Exhibit 5.1

[Cooley Godward LLP LOGO]	ATTORNEYS AT LAW	Boulder, CO 303 546-4000
	4365 Executive Drive Suite 1100 San Diego, CA 92121-2128 Main 858 550-6000 Fax 858 453-3555	Denver, CO 303 606-4800 Kirkland, WA 425 893-7700 Menlo Park, CA 650 843-5100
Palo Alto, CA 650 843-5000
May 17, 2001	www.cooley.com	Reston, VA 703 262-8000
San Francisco, CA 415 693-2000
Maxim Pharmaceuticals, Inc. 8899 University Center Lane, Suite 400 San Diego, California 92122	LANCE W. BRIDGES 858 550-6019 bridgeslw@cooley.com

Ladies and Gentlemen:

    You have requested our opinion with respect to certain matters in connection with the filing by Maxim Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), covering the offering of up to 1,550,000 shares of the Company's Common Stock (the "Shares") for issuance pursuant to the Company's 2001 Incentive Stock Option Plan, its 2000 Nonstatutory Stock Option Plan and its 401(k) Plan (collectively, the "Plans").

    In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation, as amended, and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

    On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Plans, the options granted thereunder and the related option agreements or related offering materials will be validly issued, fully paid and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

    We consent to the reference to filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

Lance W. Bridges